UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Vallon Pharmaceuticals, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

**** IMPORTANT REMINDER ****

THE SPECIAL MEETING IS FAST APPROACHING

Dear Vallon Pharmaceuticals, Inc. Stockholder:

The 2023 Special Meeting of Vallon Pharmaceuticals, Inc., called to approve the merger with GRI Bio, Inc. is schedule to be held on April 12, 2023. The Board of Directors unanimously approves the merger and requests that each stockholder votes their shares as soon as possible.

Each stockholder’s vote is extremely important no matter how many shares you own. You are receiving this reminder letter because your vote(s) were not yet processed at the time that this letter was sent. If you have already voted, we would like to thank you for your vote.

PLEASE VOTE IMMEDIATELY

The fastest and easiest way to vote is over the Internet or by telephone. Instructions on how to vote your shares over the Internet or by telephone are enclosed with this letter.

The Board recommends that you vote “FOR” ALL proposals. Even if you plan on attending the special meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

Thank you for your investment in Vallon Pharmaceuticals, Inc., and for taking the time to vote your shares.

Important Additional Information

In connection with the proposed merger (the “Merger”) between Vallon Pharmaceuticals, Inc. (the “Company”) and GRI Bio, Inc. (“GRI”), on March 8, 2023, the Company filed a definitive proxy statement/prospectus/information statement (the “Proxy Materials”) with the U.S. Securities and Exchange Commission (the “SEC”), which Proxy Materials had been previously filed, along with certain other related documents, in preliminary form in the Company’s registration statement on Form S-4 (the “Registration Statement”), which Proxy Materials constituted both the proxy statement to be distributed to the Company’s stockholders in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Merger and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Merger. This communication is not a substitute for the Registration Statement, the Proxy Materials, or any other documents that the Company has filed or may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, THE COMPANY URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTIONS, AND RELATED MATTERS.

You may obtain free copies of the Registration Statement, Proxy Materials, and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Investors and stockholders are urged to read the Registration Statement, Proxy Materials, and the other relevant materials before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation

The Company and GRI, and each of their respective directors and executive officers and certain of their other members of management, employees, and agents, may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information about the Company’s directors and executive officers is included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on February 24, 2023) and the Proxy Materials. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

This letter will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.